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                                                                      EXHIBIT 22



                                     SUBSIDIARIES
                                     ------------

                                                     PERCENTAGE AND
                              STATE OF                  NATURE OF
        NAME                INCORPORATION               OWNERSHIP
        ----                -------------            --------------

Medical Nutrition, Inc.       New Jersey               100%; Direct

Holistic Products Corp.       Delaware                 100%; Direct

NutraPet Labs, Inc.           Delaware                 62%;  Direct

K.O.S. Industries, Inc.       Illinois                 100%  Direct